Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


The Board of Directors of World Airways, Inc.:


         We consent to the use of our report incorporated by reference and to the reference to our firm as experts in the Registration Statement.


                                                    /s/ KPMG LLP

McLean, Virginia

March 31, 2000